UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 20, 2004

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 43 pages.

ITEM 8.01   Other Events

     On October 20, 2004, BB&T Corporation (the “Company”) entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with respect to the issuance and sale in an underwritten public offering (the “Subordinated Notes Offering”) by the Company of $600 million aggregate principal amount of 5.25% Subordinated Notes due 2019 (the “Subordinated Notes”). The Subordinated Notes constitute a new series of debt securities under an indenture dated as of May 24, 1996, as amended, between the Company and U.S. Bank National Association. The Subordinated Notes to be sold in the Subordinated Notes Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File no. 333-105129). The closing of the Subordinated Notes Offering is expected to occur on October 27, 2004.

ITEM 9.01   Financial Statements and Exhibits

    Exhibit 1.1   Underwriting Agreement dated as of October 20, 2004, by and among the Company and the underwriters named therein relating to the Subordinated Notes offering.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Senior Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       October 22, 2004